UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2016

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan	0-9165	38-1239739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 19, 2016, Stryker Corporation (the “Company”) and certain of its subsidiaries, as designated borrowers, entered into a Credit Agreement with various lenders and Bank of America, N.A., as administrative agent (the “2016 Credit Agreement”), that replaces its Amended and Restated Credit Agreement, dated as of August 29, 2014, by and among the Company, certain of its subsidiaries, as designated borrowers, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent thereunder, due in August 2019 (“the 2014 Credit Agreement”). The principal differences between the 2016 Credit Agreement and the 2014 Credit Agreement are the following: (1) the increase of the aggregate principal amount of the commitments to $1.50 billion, (2) the extension of the maturity date to August 19, 2021, (3) the revision of the leverage ratio financial covenant to provide for an acquisition holiday no more than twice during the term of the 2016 Credit Agreement that permits the Company to elect to increase the maximum permitted leverage ratio from 3.5 to 1.0 to 4.0 to 1.0 for a period of four consecutive fiscal quarters in connection with the consummation of certain material acquisitions, (4) the revision of the definition of Consolidated EBITDA (as defined in the 2016 Credit Agreement) and (5) changes to address recent developments in applicable law and regulations governing financial institutions. The 2016 Credit Agreement includes an increase option permitting the Company to increase the size of the facility up to an additional $500 million, as well as a $500 million multicurrency sublimit (with no sublimit for euro borrowings), a $255 million letter of credit sublimit and other terms, conditions and covenants substantially the same as the 2014 Credit Agreement. The 2016 Credit Agreement has an annual facility fee ranging from 4.5 to 20 basis points and bears interest at the Offshore Rate, as defined in the 2016 Credit Agreement, plus an applicable margin ranging from 58 to 130 basis points; this applicable margin also applies to letters of credit. Both the facility fee and the applicable margin are dependent on the Company’s credit ratings.

The foregoing summary is qualified in its entirety by the terms of the 2016 Credit Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

ITEM 1.02	TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

The information regarding the 2014 Credit Agreement set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth under Item 1.01 of this Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

4.1	Credit Agreement, dated as of August 19, 2016, among Stryker Corporation and certain of its subsidiaries, as designated borrowers; the lenders party thereto; and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

August 23, 2016	/s/ WILLIAM E. BERRY, JR.
William E. Berry, Jr. Vice President, Corporate Controller

EXHIBIT INDEX

Exhibit No.	Description

4.1	Credit Agreement, dated as of August 19, 2016, among Stryker Corporation and certain of its subsidiaries, as designated borrowers; the lenders party thereto; and Bank of America, N.A., as administrative agent.